Exhibit 5.1

                                                September 10, 2012

Grupo Financiero Santander México, S.A.B. de C.V.
Prolongación Paseo de la Reforma No. 500
Col. Lomas de Santa Fe
01219 México, Distrito Federal
México

Ladies and Gentlemen:

We are acting as special Mexican counsel to Grupo Financiero Santander México, S.A.B. de C.V. (the “Company”), in connection with the offering by certain selling shareholders of American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, each ADS representing five (5) series B shares of the Company, with a par value equal to Mx$3.780782962 (three point seven eight zero seven eight two nine six two Mexican pesos) each (together, the “Series B Shares”), under the registration statement, as amended, on Form F-1, provided to us and as filed by the Company with the United States Securities and Exchange Commission (the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion expressed below, we have examined copies of (i) the Company’s combined articles of incorporation and by-laws (estatutos sociales) in effect on the date hereof, (ii) the Registration Statement, and (iii) such documents and corporate records of the Company and such other instruments and other certificates of officers and representatives of the Company and such other persons, and have made investigations of laws, as we have deemed relevant or appropriate in connection with the giving of this opinion.

We have assumed, without any independent investigation or verification of any kind, (i) the genuineness of all signatures and the authenticity of all opinions, documents and papers submitted to us, and (ii) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof.

As to questions of fact material to the opinion hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company, and such other instruments or certificates of public officials, officers and representatives of the Company and such other persons as we have deemed necessary or appropriate for the opinion expressed below.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

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1.  All the outstanding Series B Shares of the Company, including the Series B Shares underlying the ADSs being offered as set forth in the Registration Statement, have been duly authorized and validly issued, and are fully paid and non-assessable.

2.  The statements in the Registration Statement under the caption “Taxation-Mexican Taxation,” insofar as such statements constitute a summary of Mexican law, such statements fairly summarize Mexican law in all material respects.

We are qualified to practice law in Mexico.  We express no opinion as to any laws other than the laws of Mexico or as to any matters not expressly covered herein.

We consent to (i) the filing of this opinion as an exhibit to the Registration Statement, and (ii) the use of the name of our firm in the Registration Statement, under the captions “Validity of the Securities,” and “Enforcement of Judgments against Foreign Persons.”  In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, Ritch Mueller, S.C. By /s/ Luis A. Nicolau Luis A. Nicolau, a partner